Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

April 17, 2024

Acrivon Therapeutics, Inc.

480 Arsenal Way, Suite 100

Watertown, Massachusetts

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the resale Registration Statement on Form S-3 (the “Registration Statement”) being filed by Acrivon Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of up to 15,295,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes 8,235,000 shares of Common Stock (the “Common Shares”) that are issued and outstanding and 7,060,000 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Common Shares, the “Shares”) that may be issued upon the exercise of issued and outstanding pre-funded warrants (the “Pre-Funded Warrants”). The Shares may be offered and sold by the selling stockholders named in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the certificate of incorporation, as amended, of the Company filed with the Secretary of State of the State of Delaware, the bylaws, as amended, of the Company, the Pre-Funded Warrants and the resolutions adopted by the board of directors of the Company and the pricing committee established by the board of directors of the Company relating to the Registration Statement and the issuance of the Pre-Funded Warrants and the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Acrivon Therapeutics, Inc.

April 17, 2024

Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1. the Common Shares are validly issued, fully paid and non-assessable.

2. The Pre-Funded Warrant Shares, when duly issued and delivered in accordance with the terms of the Pre-Funded Warrants (including the payment of the applicable exercise price), will be validly issued, fully paid and non-assessable.

In rendering the opinion in paragraph 2 above, we have assumed that at the time of the issuance of any Pre-Funded Warrant Shares upon exercise of any Pre-Funded Warrant there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP